                                                                  EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of this 20th day of June, 2005, is by and between Corrections Corporation of America, a Maryland corporation with its principal place of business at 10 Burton Hills Boulevard, Nashville, Tennessee (the "Company"), and Anthony M. DaDante, a resident of Denver, North Carolina (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to engage Executive as its Chief People Officer, subject to the terms of an executive employment agreement; and

         WHEREAS, the Company and the Executive now desire to enter into this Agreement and set forth the terms and conditions of the Executive's employment with the Company.

         NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

         1. Employment. The Executive shall serve as the Chief People Officer of the Company and such other office or offices to which Executive may be appointed or elected by the Board of Directors. Subject to the direction and supervision of the Board of Directors of the Company, the Executive shall perform such duties as are customarily associated with the office of Chief People Officer and such other offices to which Executive may be appointed or elected by the Board of Directors. The Executive's principal base of operations for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company located in Nashville, Tennessee. The Executive agrees to abide by the Company's Charter and Bylaws as in effect from time to time and the direction of its Board of Directors except to the extent such direction would be inconsistent with applicable law or the terms of this Agreement.

         2. Term. Subject to the provisions of termination as hereinafter provided, the initial term of the Executive's employment under this Agreement shall begin on the date hereof and shall terminate on December 31, 2005 (the "Initial Term"). Unless the Company notifies the Executive that his employment under this Agreement will not be extended or the Executive notifies the Company that he is not willing to extend his employment, the term of his employment under this Agreement shall automatically be extended for a series of three (3) additional one (1) year periods on the same terms and conditions as set forth herein (individually, and collectively, the "Renewal Term"). The Initial Term and the Renewal Term are sometimes referred to collectively herein as the "Term."

         3. Notice of Non-Renewal. If the Company or the Executive elects not to extend the Executive's employment under this Agreement, the electing party shall do so by notifying the other party in writing not less than sixty (60) days prior to the expiration of the Initial Term, or sixty (60) days prior to the expiration of any Renewal Term. The Executive's date of termination, for purposes of this Agreement, shall be the date of the Company's last payment to the Executive. For the purposes of this Agreement, the election by the Company not to extend the Executive's employment hereunder for any renewal term shall be deemed a termination of the Executive's employment without "Cause," as hereinafter defined.

         4. Compensation.

         4.1 Base Salary. The Company shall pay the Executive an annual salary ("Base Salary") of $245,000, which shall be payable to the Executive hereunder in accordance with the Company's normal payroll practices, but in no event less often than bi-weekly. Commencing in February 2006 (or at such other time during the first or second quarter of 2006 when annual compensation for 2006 is reviewed and considered) and following each year of the Executive's employment with the Company thereafter, the Executive's compensation will be reviewed by the Board of Directors of the Company, or a committee or subcommittee thereof to which compensation matters have been delegated, and after taking into consideration both the performance of the Company and the personal performance of the Executive, the Board of Directors of the Company, or any such committee or subcommittee, in their sole discretion, may increase the Executive's compensation to any amount it may deem appropriate.

         4.2 Bonus. In the event both the Company and the Executive each respectively achieve certain financial performance and personal performance targets, as established by the Board of Directors, or a committee or subcommittee thereof to which compensation matters have been delegated, of the Company pursuant to a cash compensation incentive plan or similar plan established by the Company, the Company shall pay to the Executive an annual cash bonus during the Term of this Agreement pursuant to the terms of such plan. This bonus shall be payable to the Executive within ten (10) days following the confirmation by the Board of Directors or applicable committee or subcommittee that such targets have been met under the applicable plan for the relevant fiscal year. The Board of Directors of the Company, or applicable committee or subcommittee, may review and revise the terms of the cash compensation incentive plan or similar plan referenced above at any time, after taking into consideration both the performance of the Company and the personal performance of the Executive, among other factors, and may, in their sole discretion, amend the cash compensation incentive plan or similar plan in any manner it may deem appropriate; provided, however, that any such amendment to the plan shall not affect the Executive's right to participate in such amended plan or plans.

         4.3 Benefits. The Executive shall be entitled to four (4) weeks of paid vacation annually. In addition, the Executive shall be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax qualified pension, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans including unit purchase programs and unit option plans. Nothing in this Agreement shall preclude the Company from amending or terminating any of the plans or programs applicable to salaried or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives. In addition, the Company shall pay, or reimburse Executive for, all membership fees and related costs in connection with Executive's membership in professional and civic organizations which are approved in advance by the Company.

         4.4 Stock Option. On the date which is the Executive's first date of employment, the Company hereby agrees to grant to the Executive an option to purchase 37,000 shares of common stock, $0.01 par value per share, of the Company, as hereinafter described. The option to be granted to the Executive hereunder shall be subject to the terms of the Company's Amended & Restated 2000 Stock Incentive Plan (the "Plan") and shall be granted pursuant to an option agreement substantially in the form of the stock option agreement attached hereto as Exhibit A; provided, however, that it is hereby agreed that such option agreement shall provide that the option to purchase one-third (1/3) of the shares referenced above shall vest on the first anniversary date of the option grant, the option to purchase an additional one-third (1/3) of such shares shall vest on the second anniversary date of the option grant, and the option to purchase the remaining one-third (1/3) of such shares shall vest on the third anniversary date of the option grant. The Executive hereby agrees to execute any other documents deemed reasonably necessary by the Company and its legal counsel in connection with the option grant.

         4.5 Restricted Share Awards. On the date which is the Executive's first date of employment, the Company hereby agrees to grant to the Executive an award of 14,060 shares of restricted stock pursuant to the Plan. Such shares of restricted stock shall be granted pursuant to a restricted share award agreement substantially in the form of the restricted share agreement attached hereto as Exhibit B;

         4.6 Expenses Incurred in Performance of Duties. The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties under this Agreement upon evidence of receipt.

         4.7 Withholdings. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.

         5. Termination of Agreement.

         5.1 General. During the term of this Agreement, the Company may, at any time and in its sole discretion, terminate this Agreement with or without Cause (as hereinafter defined) or upon a Change in Control (as hereinafter defined), effective as of the date of provision of written notice to the Executive thereof.

         5.2 Effect of Termination With Cause. If the Executive's employment with the Company shall be terminated with Cause: (i) the Company shall pay the Executive his Base Salary earned through the date of termination of the Executive's employment with the Company (the "Termination Date"); and (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law or under the terms of any other agreement between the Company and the Executive.

         5.3 Definition of "Cause." For purposes of this Agreement, "Cause" shall mean: (i) the death of the Executive; (ii) the permanent disability of the Executive, which shall be defined as the inability of the Executive, as a result of physical or mental illness or incapacity, to substantially perform his duties pursuant to this Agreement for a period of one hundred eighty (180) days during any twelve (12) month period; (iii) the Executive's conviction of a felony or of a crime involving dishonesty or moral terpitude, including, without limitation, any act or crime involving misappropriation or embezzlement of Company assets or funds; (iv) willful or material wrongdoing by the Executive, including, but not limited to, acts of dishonesty or fraud, which could be expected to have a materially adverse effect on the Company or its subsidiaries or affiliates, as determined by the Company and its Board of Directors; (v) material breach by the Executive of a material obligation under this Agreement or of his fiduciary duty to the Company or its stockholders; or (vi) the Executive's intentional violation of any applicable local, state or federal law or regulation affecting the Company in any material respect, as determined by the Company and its Board of Directors. Notwithstanding the foregoing, to the extent that any of the events, actions or breaches set forth above are able to be remedied or cured by the Executive, Cause shall not be deemed to exist (and thus the Company may not terminate the Executive for Cause hereunder) unless the Executive fails to remedy or cure such event, action or breach within twenty (20) days after being given written notice by the Company of such event, action or breach.

         5.4 Effect of Termination Without Cause. If the Executive's employment with the Company is terminated without Cause, the Company shall pay to the Executive an amount equal to the Executive's Base Salary, based upon the annual rate payable as of the date of termination, without any cost of living adjustments (the "Severance Amount"), which shall be payable as provided below. If the Executive is terminated under this Section 5.4 on or between January 1 and March 14 of any given calendar year during the Term, then the Severance Amount shall be payable for a period of one (1) year from the date of termination on the same terms and with the same frequency as the Executive's Base Salary was paid prior to termination. If the executive is terminated under this Section 5.4 on or after March 15 and on or before December 31 of any given calendar year during the Term, then the Severance Amount shall be payable on the same terms and with the same frequency as the Executive's Base Salary was paid prior to termination until March 14 of the following calendar year whereupon the remainder of the Severance Amount shall be paid in a lump sum payment to the Executive.

         5.5 Effect of Termination Upon a Change in Control. If the Executive's employment with the Company is terminated upon a Change in Control, the Company shall (i) pay to the Executive a one-time payment, to be paid within sixty (60) days of the date of termination, in an amount equal to 2.99 times the Executive's Base Salary, based upon the annual rate payable as of the date of termination, without any cost of living adjustments; (ii) reimburse Executive for any Gross-Up Payment (as hereinafter defined) or other payment payable pursuant to the provisions of Section 8 herein; and (iii) continue to provide hospitalization, health, dental care, and life and other insurance benefits to the Executive for a period of one (1) year following such termination on the same terms and conditions existing immediately prior to termination. Notwithstanding the foregoing, each of the following events shall be considered a termination upon a Change in Control for purposes of this paragraph: (i) the Executive's voluntary resignation for any reason within one-hundred eighty (180) days following a Change in Control, or (ii) a material reduction in the duties, powers or authority of the Executive as an officer or employee of the Company within one-hundred eighty (180) days following a Change in Control.

         5.6 Definition of a "Change of Control". "Change of Control" shall mean the occurrence of any of the following events:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for the purpose of this section, any such acquisition by (A) the Company or any of its subsidiaries, (B) any employee benefit plan (or related trust) or (C) any corporation with respect to which, following such acquisition, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

                  (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iii) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                  (iv) any event which the Board of Directors determines should constitute a Change in Control.

         5.7 Resignation by the Executive. The Executive shall be entitled to resign his employment with the Company at any time during the term of this Agreement. If the Executive resigns his employment with the Company for any reason other than as set forth in Section 5.5 herein: (i) the Company shall pay the Executive his Base Salary earned through the date of termination of the Executive's employment with the Company as the result of his resignation; and
(ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law or under the terms of any other agreement between the Company and the Executive.

         6. Non-Competition, Non-Solicitation and Confidentiality and Non-Disclosure

         6.1 Non-Competition, Non-Solicitation. The Executive hereby covenants and agrees that during the Term of the Executive's employment hereunder and for a period of one (1) year thereafter, Executive shall not, directly or indirectly: (i) own any interest in, operate, join, control or participate as a partner, director, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity (each a "Competing Entity") which has material operations which compete with any business in which the Company or any of its subsidiaries is then engaged or, to the then existing knowledge of the Executive, proposes to engage; (ii) solicit any customer or client of the Company or any of its subsidiaries (other than on behalf of the Company) with respect to any business in which the Company or any of its subsidiaries is then engaged or, to the then existing knowledge of the Executive, proposes to engage; or (iii) induce or encourage any employee of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries; provided, that the Executive may, solely as an investment, hold not more than five percent (5%) of the combined voting securities of any publicly-traded corporation or other business entity. The foregoing covenants and agreements of the Executive are referred to herein as the "Restrictive Covenant." The Executive acknowledges that he has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 6.1, including without limitation the time period of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company. The Executive further acknowledges that the Company would not have entered into this Agreement absent Executive's agreement to the foregoing.

         In the event that, notwithstanding the foregoing, any of the provisions of this Section 6.1 or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 6.1 relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

         6.2 Confidentiality and Non-Disclosure. In consideration of the rights granted to the Executive hereunder, the Executive hereby agrees that during the term of this Agreement and for a period of three (3) years thereafter to hold in confidence all information concerning the Company or its business, including, but not limited to contract terms, financial information, operating data, or business plans or models, whether for existing, new or developing businesses, and any other proprietary information (hereinafter, collectively referred to as the "Proprietary Information"), whether communicated orally or in documentary or other tangible form. The parties to this Agreement recognize that the Company has invested considerable amounts of time and money in attaining and developing all of the information described above, and any unauthorized disclosure or release of such Proprietary Information in any form would irreparably harm the Company.

         7. Indemnification. The Company shall indemnify the Executive to the fullest extent that would be permitted by law (including a payment of expenses in advance of final disposition of a proceeding) as in effect at the time of the subject act or omission, or by the Charter or Bylaws of the Company as in effect at such time, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers or, during the Executive's service in such capacity, directors (and to the extent the Company maintains such an insurance policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by the Executive (including but not limited to any judgment entered by a court of law) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which the Executive may be made a party by reason of his being or having been an officer or employee of the Company, or serving as an officer or employee of an affiliate of the Company, at the request of the Company, other than any action, suit or proceeding brought against the Executive by or on account of his breach of the provisions of any employment agreement with a third party that has not been disclosed by the Executive to the Company. The provisions of this Section 7 shall specifically survive the expiration or earlier termination of this Agreement.

         8. Tax Reimbursement Payment.

                  (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by or on behalf of the Company to or for the benefit of Executive as a result of a Change in Control, as defined herein, (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax together with any such interest and penalties are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (ii) Subject to the provisions of subsection (iii) below, all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm or law firm selected by the Executive, subject to the consent of the Company, which consent shall not be unreasonably withheld (the "Tax Firm"); provided, however, that the Tax Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to Executive a written opinion (the "Tax Opinion") that failure to pay the Excise Tax and to report the Excise Tax and the payments potentially subject thereto on or with Executive's applicable federal income tax return will not result in the imposition of an accuracy-related or other penalty on Executive. All fees and expenses of the Tax Firm shall be borne solely by the Company. Within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company, the Tax Firm shall make all determinations required under this Section 8, shall provide to the Company and Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Tax Firm determines that no Excise Tax is payable, shall deliver the Tax Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to Executive within fifteen (15) days of the receipt of the Tax Firm's determination. Subject to the other provisions of this Section 8, any determination by the Tax Firm shall be binding upon the Company and the Executive; provided, however, that the Executive shall only be bound to the extent that the determinations of the Tax Firm hereunder, including the determinations made in the Tax Opinion, are reasonable and reasonably supported by applicable law. The parties acknowledge, however, that as a result of the uncertainty in the application of
         Section 4999 of the Code at the time of the initial determination by the Tax Firm hereunder or as a result of a contrary determination by the Internal Revenue Service, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in subsection (iii) below that the Executive is required to make a payment of any Excise Tax, the Tax Firm shall reasonably determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In determining the reasonableness of the Tax Firm's determinations hereunder and the effect thereof, the Executive shall be provided a reasonable opportunity to review such determinations with the Tax Firm and the Executive's tax counsel. The Tax Firm's determinations hereunder, and the Tax Opinion, shall not be deemed reasonable until the Executive's reasonable objections and comments thereto have been satisfactorily accommodated by the Tax Firm.

                  (iii) The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than thirty (30) calendar days after Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided however, that the failure of Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section 8 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not, unless otherwise required by the Internal Revenue Service, pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such 30-day period that it desires to contest such claim, the Executive shall:

                           (1) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (2) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive;

                           (3) cooperate with the Company in good faith in order
                  effectively to contest such claim; and

                           (4) if the Company elects not to assume and control
                  the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

                           provided, however, that the Company shall bear and
                  pay directly all costs and expenses (including additional interest and penalties incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this subsection (iii), the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 8, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of subsection (iii) above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection
         (iii) above, a determination is made that the Executive is not entitled to a refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall, to the extent of such denial, be forgiven and shall not be required to be repaid and the amount of forgiven advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         9. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered personally, transmitted by facsimile or mailed by registered mail, return receipt requested, or delivered by overnight courier service and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of the mailing, if mailed, to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:


                              (i)    If to the Executive, to:

                                      -------------------

                                      -------------------

                                      -------------------

                             (ii)     If to the Company, to:

                                      Corrections Corporation of America
                                      10 Burton Hills Boulevard
                                      Nashville, Tennessee 37215
                                      Attention: John D. Ferguson, Chief
                                                 Executive Officer and President
                                      Facsimile: (615) 263-3010

         10. Waiver of Breach. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

         11. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

         12. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         13. Controlling Law. This Agreement shall be governed and interpreted under the laws of the State of Tennessee.

         14. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. Enforcement. If the Executive is the prevailing party in any dispute among the parties hereto regarding the enforcement of one or more of the provisions of this Agreement, then the Company shall reimburse the Executive for any reasonable attorneys' fees and other expenses incurred by him in connection with such dispute.

                           [signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.



                                      EXECUTIVE:

                                      Anthony M. DaDante

                                       /s/ Anthony M. DaDante
                                      -----------------------------------------


                                      COMPANY:

                                      CORRECTIONS CORPORATION OF AMERICA


                                      By:  /s/ John D. Ferguson
                                           -------------------------------------
                                           Name:  John D. Ferguson
                                           Title: Chief Executive Officer and
                                                  President

                                    EXHIBIT A
                         FORM OF STOCK OPTION AGREEMENT

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made this 20th day of June, 2005, by and between CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the "Company"), and Anthony M. DaDante (the "Optionee").

                              W I T N E S S E T H:

      WHEREAS, the Company has adopted the Amended and Restated Corrections Corporation of America 2000 Stock Incentive Plan (the "Plan"), which authorizes the Company to grant non-qualified stock options ("Options") to key employees of the Company and/or its affiliates; and

      WHEREAS, the Company and Optionee wish to confirm the terms and conditions of an Option granted to Optionee on June 20, 2005 (the "Date of Grant").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:

      1. Definitions. Except as provided in this Agreement, or unless the context otherwise requires, the terms used herein shall have the same meaning as in the Plan.

      2. Grant of Option. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants to Optionee an Option to purchase up to 37,000 shares of the Company's Common Stock (collectively, the "Option Shares").

      3. Option Price. The purchase price per Option Share shall be $39.50 (the "Option Price").

      4.    Exercise; Vesting; Forfeiture.

            (i) Except as otherwise provided herein, Optionee shall have the right to exercise the Option, if and to the extent the Option has vested in accordance with subparagraphs (iii) and (iv) below, at any time during the ten-year period commencing on the Date of Grant; provided, however, that except as otherwise provided in subparagraph (iv) below, Optionee may not exercise the Option unless Optionee is on the date of exercise and continuously after the Date of Grant an employee of: (a) the Company; (b) an Affiliate Corporation; or
(c) a corporation issuing or assuming the Option in a Transaction to which Code
Section 424 applies (or a Subsidiary Corporation of such corporation) ((a), (b) and (c) known collectively, herein, as the "Employer").

            (ii) The Option shall be exercised by giving written notice of such exercise to the Company in the form attached hereto as Exhibit A; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)). The Option Price shall be paid or satisfied in full, at the time of exercise, in cash, in shares of Common Stock owned by Optionee for at least six months having a Fair Market Value equal to such Option Price or in a combination of cash and such shares of Common Stock. In addition, payment may also be made in whole or in part in the form of an option to acquire Common Stock or in the form of another Award (based, in each case, on the Fair Market Value of such option or Award on the date the Option is exercised, as determined by the Committee).

      (iii) Subject to the provisions of subparagraph (iv) below, the Option shall vest with respect to one third (1/3) of the Option Shares on each Vesting Date (as herein defined). For purposes hereof, the term "Vesting Date" shall mean each of the following three dates: (a) June 20, 2006; (b) June 20, 2007; and (c) June 20, 2008.

      (iv) In the event that: (a) Optionee dies while in the employ of the Employer or within three (3) months after the termination of employment with Employer or any reason; or (b) Optionee's employment with the Employer terminates by reason of Optionee's Disability or Retirement, then in any such case the Option shall vest in full and may be, unless earlier terminated or expired, exercised by Optionee (or by Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of Optionee) at any time during the stated term of the Option. In the event that there occurs a Change of Control, then in such case the Option shall vest in full and, unless earlier terminated or expired, may be exercised by Optionee (or by Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of Optionee) within one (1) year following the Change in Control. Subject to the first sentence of this subparagraph (iv), in the event that Optionee's employment with the Employer terminates other than by reason of Optionee's death, Disability or Retirement, then the Option, to the extent the Option has vested and unless it earlier terminates or expires, may be exercised within three (3) months following the termination of such employment, with the unvested portion of the Option being forfeited. Nothing in this Agreement or in any Option granted pursuant hereto shall confer upon Optionee any right to continue in the employ or service of the Employer or interfere in any way with the right of the Employer to terminate Optionee's employment at any time.

      5. Option and Option Shares Subject to Plan. The Option and the Option Shares shall be subject to, and the Company and Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof. A copy of the Plan, as amended, is attached hereto as Exhibit B and made a part hereof as if fully set out herein.

      6. Covenants and Representations of Optionee. Optionee represents, warrants, covenants and agrees with the Company as follows:

            (i) Optionee is not acquiring the Option Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Option Shares but rather upon an independent examination and judgment as to the prospects of the Company;

            (ii) Optionee is able to bear the economic risks of the investment in the Option Shares, including the risk of a complete loss of his or her investment therein;

            (iii) Optionee understands and agrees that the Option Shares may be issued and sold to Optionee without registration under any state law relating to the registration of securities for sale, and in such event will be issued and sold in reliance on exemptions from registration under appropriate state laws;

            (iv) The Option Shares cannot be offered for sale, sold or transferred by Optionee other than pursuant to: (A) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with such laws; (B) an effective registration under the Securities Act of 1933, as amended (the "1933 Act"), or in a transaction otherwise in compliance with the 1933 Act; and (C) evidence satisfactory to the Company of compliance with the securities laws of all applicable jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;

            (v) The Company will be under no obligation to register the Option Shares or to comply with any exemption available for sale of the Option Shares without registration. The Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sales of the Option Shares;

            (vi) A legend indicating that the Option Shares have not been registered under the applicable state securities laws and referring to any applicable restrictions on transferability and sale of the Option Shares may be placed on the certificate or certificates delivered to Optionee and any transfer agent of the Company may be instructed to require compliance therewith;

            (vii) Optionee realizes that the purchase of the Option Shares is a speculative investment and that any possible profit therefrom is uncertain;

            (viii) Optionee will notify the Company prior to any sale of the Option Shares within one year of the date of the exercise of all or any portion of the Option; and

            (ix) The agreements, representations, warranties and covenants made by Optionee herein extend to and apply to all of the Common Stock of the Company issued to Optionee from time to time pursuant to this Option. Acceptance by Optionee of the certificate(s) representing such Common Stock shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at such time.

      7. Withholding. If Optionee recognizes compensation income as a result of the exercise of the Option granted hereunder, Optionee shall remit in cash to the Company the minimum amount of federal and state income and employment tax withholding which the Company is required to remit to the Internal Revenue Service or applicable state department of revenue in accordance with the then current provisions of the Code or applicable state law. Optionee shall pay the full amount of such withholding simultaneously with the exercise of the Option or upon the occurrence of any other event that results in the recognition of compensation income by Optionee. The failure by Optionee to remit the full amount of withholding due may, in the discretion of the Company, result in the forfeiture of the related benefit notwithstanding any other provision of this Agreement.

      8. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof; provided, however, the Option may not be exercised except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Optionee resides, and/or any other applicable securities laws.

      9. Successors. This Agreement shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.

      10. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.

      11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      12. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed and original but all of which shall constitute one and the same instrument.

      13. Violation. Any transfer, pledge, sale, assignment or hypothecation of the Option except in accordance with this Agreement shall be a violation of the terms hereof and shall be void and without effect.

      14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.

      15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      16. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement. Facsimile signatures shall constitute original signatures for purposes of this Agreement.

      IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                                CORRECTIONS CORPORATION OF AMERICA

                                By: ________________________________

                                Title: President and Chief Executive Officer

                                OPTIONEE:

                                Signature: ________________________________

                                Name (printed): Anthony M. DaDante

                                    EXHIBIT B
                       FORM OF RESTRICTED SHARE AGREEMENT

                           RESTRICTED STOCK AGREEMENT

      This RESTRICTED STOCK AGREEMENT (the "Agreement") is made this 20th day of June, 2005, by and between CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the "Company"), and Anthony M. DaDante, (the "Recipient").

                              W I T N E S S E T H:

      WHEREAS, the Company has adopted the Amended and Restated Corrections Corporation of America 2000 Stock Incentive Plan (the "Plan"), which authorizes the Company to award restricted shares ("Restricted Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to key employees of the Company and/or its affiliates (individually, a "Restricted Stock Award"); and

      WHEREAS, the Company and Recipient wish to confirm the terms and conditions of a Restricted Stock Award to Recipient on June 20, 2005 (the "Date of Award").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:

      1. Definitions. Except as provided in this Agreement, or unless the context otherwise requires, the terms used herein shall have the same meaning as in the Plan.

      2. Award of Shares. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby awards to Recipient 14,060 Restricted Shares of the Company's Common Stock (the "Shares").

      3. Rights; Vesting; Forfeiture. Except as otherwise provided herein, Recipient shall have full right, title and interest in the Shares to the extent such Shares have vested in accordance with subparagraph (iii) below.

            (i) During the Vesting Period (as defined below) and prior to the vesting of the Shares, the Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by Recipient. Certificates issued with respect to the Shares shall be registered in the name of Recipient and deposited by Recipient with the Company, and any such certificates shall bear an appropriate legend disclosing the restrictions imposed on the Shares hereunder and by the Plan. Upon the lapse of the restrictions applicable to the Shares, the Company shall deliver such certificates to Recipient or Recipient's legal representative, as the case may be.

            (ii) During the Vesting Period the Recipient shall have all rights of a stockholder of the Company (except as otherwise provided herein), including without limitation the right to vote and receive dividends on the Shares. If as a result of a stock dividend, stock split, recapitalization or other adjustment in the capital stock or stated capital of the Company, or as the result of a merger, consolidation, or other reorganization, the Common Stock is increased, reduced or otherwise changed and by virtue thereof, Recipient shall be entitled to new or additional or different shares, with such new or additional shares being subject to the same terms, conditions and restrictions as applicable to the Shares.

      (iii) The Shares shall vest in accordance with Schedule A attached hereto and made a part hereof, provided that Recipient is employed by the Company or an Affiliate Corporation (the "Employer") at all times following the Date of Award and prior to and on the Vesting Dates (the "Vesting Period"). If, at any time during the Vesting Period, Recipient's employment with Employer is terminated for any reason other than as a result of the death, Disability or Retirement of Recipient, all of the Shares held by such Recipient shall immediately and automatically be forfeited to the Company without monetary consideration and shall be automatically canceled and retired. If (i) Recipient shall die while in the employ or service of the Employer or within a period of three (3) months thereafter, (ii) Recipient's employment or service with the Employer shall terminate by reason of Disability or Retirement, or (iii) there occurs a Change in Control, then in any such case all Shares shall become immediately vested and nonforfeitable.

      4. Share Award and Shares Subject to Plan. The Restricted Stock Award represented by this Agreement and the Shares shall be subject to, and the Company and Recipient agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof. A copy of the Plan, as amended, is attached hereto as Exhibit A and made a part hereof as if fully set out herein.

      5. Covenants and Representations of Recipient. Recipient represents, warrants, covenants and agrees with the Company as follows:

            (i) The Shares cannot be offered for sale, sold or transferred by Recipient other than pursuant to: (A) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with such laws; (B) an effective registration under the Securities Act of 1933, as amended (the "1933 Act"), or in a transaction otherwise in compliance with the 1933 Act; and (C) evidence satisfactory to the Company of compliance with the securities laws of all applicable jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;

            (ii) The Company will be under no obligation to register (or maintain the registration of) the Shares or to comply with any exemption available for sale of the Shares without registration. The Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sales of the Shares; and

            (iii) If applicable, a legend indicating that the Shares have not been registered under the applicable state securities laws and referring to any applicable restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to Recipient and any transfer agent of the Company may be instructed to require compliance therewith.

      6. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof; provided, however, the Restricted Shares may not be sold except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

      7. Successors. This Agreement shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.

      8. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.

      9. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      10. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed and original but all of which shall constitute one and the same instrument.

      11. Violation. Any transfer, pledge, sale, assignment or hypothecation of the Shares except in accordance with this Agreement shall be a violation of the terms hereof and shall be void and without effect.

      12. Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.

      13. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      14. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement. Facsimile signatures shall constitute original signatures for purposes of this Agreement.

      IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                                    CORRECTIONS CORPORATION OF AMERICA

                                    By: _______________________________________

                                    Title: President and Chief Executive Officer

                                    RECIPIENT:

                                    Signature: ________________________________

                                    Name (printed): Anthony M. DaDante

                                   SCHEDULE A

                       CORRECTIONS CORPORATION OF AMERICA

                VESTING SCHEDULE FOR 2005 RESTRICTED STOCK AWARD

THREE-YEAR CUMULATIVE EARNINGS PER SHARE ("EPS")       % OF RESTRICTED SHARES VESTING
------------------------------------------------       ------------------------------
                Less than $4.79                                       0%
                     $4.79                                           50%
                     $4.98                                           75%
               Greater than $5.17                                   100%

Notes:

      1) Vesting percentage is interpolated on a straight-line basis for three-year cumulative EPS performance from $4.79 through $5.17.

      2) If EPS for fiscal 2005 is at least $1.59, then 1/3 of the Recipient's Restricted Shares vest upon the later of delivery of the 2005 audited financial statements or one year following the grant date (see #5 below).

      3) If cumulative EPS for fiscal 2005 and 2006 is at least $3.37, then 2/3 of the Restricted Shares vest upon the later of delivery of the 2006 audited financial statements or the second anniversary of the grant date (see #5 below).

      4) The dollar amounts above (EPS) shall be determined as reported in the audited financial statements (fully diluted) and are subject to adjustment, as determined in the sole discretion of the Compensation Committee, to address adverse implications to earnings per share for the application of FAS123R and refinancing charges incurred by the Company in connection with the tender offer for the 9 7/8% senior notes and the issuance of the 6 1/4% senior notes due 2013 and future financing transactions.

      5) "Vesting Dates" (as set forth in the Agreement) correspond with the percentage allocations set forth above and are fulfilled upon achievement of the stated performance criteria (as determined by the Compensation Committee) and upon the later of (i) delivery of the audited financial statements by the Company's certified independent auditors for the respective fiscal year periods 2005, 2006 and 2007 and (ii) the applicable anniversary of the grant date.